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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 5, 2001 (except for Note 11, as to which the date is September 6, 2001) with respect to the audited consolidated financial statements and schedule included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-64808) of ExpressJet Holdings, Inc. dated September 10, 2001.


                                               /s/ ERNST & YOUNG LLP

Houston, Texas
September 7, 2001